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                                                                    Exhibit 24.2


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard G. Sass and Jane K. Conner, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  September 7, 2001


                                                  /s/ TERRENCE A. RIXFORD
                                                  -----------------------------
                                                  Terrence A. Rixford